UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549


                                   FORM 8-K

                                CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) September 22, 1995


                     SOUTHEASTERN PUBLIC SERVICE COMPANY
                ----------------------------------------------
            (Exact name of registrant as specified in its charter)


       DELAWARE                 1-4351         13-5534018
    --------------           -----------      -----------------
   (State or other           (Commission      (I.R.S. Employer
    jurisdiction of           File No.)       Identification No.)
    incorporation of
    organization)


          2001 N.W. 107th Avenue
          Miami, Florida                               33172
     -------------------------------------        -------------
     (Address of principal executive office)        (Zip code)


Registrant's telephone number, including area code:(305) 593-6565




               -----------------------------------------------
                      (Former name or former address, if
                          changed since last report)

Item 5.   Other Events.

     On September 22, 1995, Triarc Companies, Inc. ("Triarc"), the parent corporation of the Registrant, and Galey & Lord, Inc. ("Galey & Lord") entered into a letter of intent to merge Graniteville Company
("Graniteville"), a 50% owned affiliate of the Registrant, into Galey &
Lord.

     The letter of intent provides, among other things, that Galey & Lord or a wholly-owned subsidiary of Galey & Lord will acquire Graniteville (excluding C.H. Patrick & Co., Inc. and certain other non-textile real estate assets) through a stock purchase, exchange, merger or other business combination, the precise structure and terms of which will be mutually agreed to by the parties, provided, however, that the acquisition shall be structured in such a manner to qualify as a tax-free transaction under the Internal Revenue Code of 1986, as amended.

     The letter of intent contemplates the issuance of 34.5% of Galey & Lord's outstanding shares, on a fully diluted basis, to Triarc.

     The letter of intent is subject to the execution of a definitive agreement, boards of directors' approval, other regulatory approvals, Galey & Lord's shareholder approval and other customary closing conditions.

     A copy of the letter of intent and press release with respect to the transaction are being filed herewith as exhibits hereto and are incorporated herein by reference.

Item 7.   Financial Statements, Pro Forma Financial Information and
Exhibits.

     (c)  Exhibits

     2.1  Letter of Intent dated September 22, 1995
     99.1 Press release dated September 25, 1995

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SOUTHEASTERN PUBLIC SERVICE COMPANY




Date:  October 5, 1995        By:  JOHN L. COHLAN
                                   -----------------------
                                   John L. Cohlan
                                   Senior Vice President -
                                   Corporate Finance

                                Exhibit Index


Exhibit
No.            Description                             Page No.
--------       ------------                            --------

2.1            Letter of Intent dated September 22, 1995
99.1           Press release dated September 25, 1995